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                                                                    EXHIBIT 12.4


SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES CONSOLIDATED FUNDS - MAXIMUM PARTICIPATION
RATIO OF EARNINGS TO FIXED CHARGES:

                                                        Year End.       Year End.       Year End.       Year End.      Year End.
                                                          1995            1996            1997            1998           1999
                                                        ------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                                  $(1,986)        $   (30)        $(2,583)        $   217        $  (512)

Fixed Charges:
  Interest expense                                        2,209           2,965           2,815           2,431          2,366
  Interest factor of rental expense                         128             128             127             125            137
                                                        ------------------------------------------------------------------------
             Total fixed charges                          2,337           3,093           2,942           2,556          2,503
                                                        ------------------------------------------------------------------------
             Total earnings                                 351           3,063             359           2,773          1,991

             Total fixed charges                          2,337           3,093           2,942           2,556          2,503
                                                        ------------------------------------------------------------------------
Ratio of earnings to fixed charges                         0.15            0.99            0.12            1.08           0.80
                                                        ------------------------------------------------------------------------
  Deficiency to cover fixed charges                      (1,986)            (30)         (2,583)           --             (512)
                                                        ------------------------------------------------------------------------
COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                       383             383             382             374            410
             Interest factor                                 33%             33%             33%             33%            33%
                                                        ------------------------------------------------------------------------
                            Total                           128             128             127             125            137
                                                        ========================================================================

                                                         9 Months        9 Months
                                                           Ended           Ended
                                                        September 30,   September 30,
                                                            1999           2000
                                                        -----------------------------
Earnings:
  Pretax income (loss)                                    $   453         $1,361

Fixed Charges:
  Interest expense                                          1,774          2,177
  Interest factor of rental expense                            98             10
                                                        -------------------------
             Total fixed charges                            1,872          2,187
                                                        -------------------------
             Total earnings                                 2,325          3,548

             Total fixed charges                            1,872          2,187
                                                        -------------------------
Ratio of earnings to fixed charges                           1.24           1.62
                                                        -------------------------
  Deficiency to cover fixed charges                          --             --
                                                        -------------------------
COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                         294             29
             Interest factor                                   33%            33%
                                                        -------------------------
                            Total                              98             10
                                                        =========================